As filed with the Securities and Exchange Commission on August 15, 2007

Registration No. 333-52022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 6

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Merrill Lynch, Pierce, Fenner & Smith Incorporated

Initial Depositor

(Exact name of registrant as specified in charter)

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Oil Service HOLDRSSM Trust

[Issuer with respect to the receipts]

Delaware	6211	13-5674085
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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250 Vesey Street

New York, New York 10281

(212) 449-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Copies to:

Judith Witterschein, Esq.
Corporate Secretary
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
250 Vesey Street
New York, New York 10281
(212) 449-1000
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Andrew B. Jánszky, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

PROSPECTUS

1,000,000,000 Depositary Receipts

Oil Service HOLDRSSM Trust

The Oil Service HOLDRSSM Trust issues Depositary Receipts called Oil Service HOLDRSSM representing your undivided beneficial ownership in the common stock of a group of specified companies that, among other things, provide drilling, well-site management and related products and services for the oil service industry. The Bank of New York is the trustee. You only may acquire, hold or transfer Oil Service HOLDRS in a round-lot amount of 100 Oil Service HOLDRS or round-lot multiples. Oil Service HOLDRS are separate from the underlying deposited common stocks that are represented by the Oil Service HOLDRS. For a list of the names and the number of shares of the companies that make up an Oil Service HOLDR, see “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS” starting on page 9. The Oil Service HOLDRS trust will issue Oil Service HOLDRS on a continuous basis.

Investing in Oil Service HOLDRS involves significant risks. See “Risk Factors” starting on page 4.

Oil Service HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Oil Service HOLDRS are not interests in The Bank of New York, as trustee. Please see “Description of the Depositary Trust Agreement” in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol “OIH.” On August 9, 2007 the last reported sale price of the Oil Service HOLDRS on the American Stock Exchange was $170.50.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is August 14, 2007.

“HOLDRS” and “HOLding Company Depositary ReceiptS” are service marks of Merrill Lynch & Co., Inc.

This prospectus contains information you should consider when making your investment decision. With respect to information about Oil Service HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Oil Service HOLDRS in any jurisdiction where the offer or sale is not permitted.

The Oil Service HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to “U.S. Federal Income Tax Consequences—Non-U.S. receipt holders” and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Oil Service HOLDRS or of the underlying securities through an investment in the Oil Service HOLDRS.

SUMMARY

The Oil Service HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of February 6, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

The trust currently holds shares of common stock issued by a group of specified companies that, at the time of the initial offering, among other things, provided drilling, well-site management and related products and services for the oil service industry. The number of shares of each company’s common stock currently held by the trust with respect to each round-lot of Oil Service HOLDRS is specified under “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.” This group of common stocks, and the securities of any company that may be added to the Oil Service HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 18 companies included in the Oil Service HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Oil Service HOLDRS are separate from the underlying common stocks that are represented by the Oil Service HOLDRS. On August 9, 2007, there were 15,747,900 Oil Service HOLDRS outstanding.

RISK FACTORS

An investment in Oil Service HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Oil Service HOLDRS, including the risks associated with a concentrated investment in oil service companies.

General Risk Factors

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Loss of investment. Because the value of Oil Service HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Oil Service HOLDRS if the underlying securities decline in value.

•	Discount trading price. Oil Service HOLDRS may trade at a discount to the aggregate value of the underlying securities.
•

Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Oil Service HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

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Not necessarily representative of the oil service industry. At the time of the initial offering, the companies included in the Oil Service HOLDRS were generally considered to be involved in various aspects of the oil service industry. However, the market price of the underlying securities and the Oil Service HOLDRS may not necessarily follow the price movements of the entire oil service industry generally. If the underlying securities decline in value, your investment in the Oil Service HOLDRS will decline in value, even if the common stock prices of the companies in the oil service industry generally increase in value. In addition, since the time of the initial offering, the companies included in Oil Service HOLDRS may not be involved in the oil service industry. In this case, the Oil Service HOLDRS may not consist of securities issued only by companies involved in the oil service industry.

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Not necessarily comprised of solely oil service companies. As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Oil Service HOLDRS and that are not involved in the oil service industry may be included in the Oil Service HOLDRS. The securities of a new company will only be distributed from the Oil Service HOLDRS if the securities have a different Standard & Poor’s Corporation sector classification than any of the underlying issuers included in the Oil Service HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor’s Corporation sector classifications are based upon the Standard & Poor’s Global Industry Classification Standard (“GICS”) sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Oil Service HOLDRS provides no assurance that each new company included in the Oil Service HOLDRS will be involved in the oil services industry. Currently, the underlying securities included in the Oil Service HOLDRS are represented in the Energy GICS sector. As each Standard & Poor’s GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Oil Service HOLDRS, and yet not be involved in the oil service industry. In addition, the GICS sector classifications of securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Oil Service HOLDRS, which may also result in the inclusion in the Oil Service HOLDRS of the securities of a new company that is not involved in the oil service industry.

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No investigation of underlying securities. The underlying securities initially included in the Oil Service HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the oil service industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The Oil Service HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

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Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Oil Service HOLDRS may not necessarily continue to be a diversified investment in the oil service industry. In addition, reconstitution events, distribution of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, Oil Service HOLDRS may also reduce diversification. Oil Service HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

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Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Oil Service HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Oil Service HOLDRS will allow you to sell the individual underlying securities or to deliver the individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Oil Service HOLDRS will involve payment of a cancellation fee to the trustee.

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Trading halts. Trading in Oil Service HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Oil Service HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Oil Service HOLDRS, you will not be able to trade Oil Service HOLDRS and you will only be able to trade the underlying securities if you cancel your Oil Service HOLDRS and receive each of the underlying securities.

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Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Oil Service HOLDRS. If the Oil Service HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Oil Service HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. There are currently 18 companies whose securities are included in the Oil Service HOLDRS.

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Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Oil Service HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

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Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Oil Service HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Oil Service Industry

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Downturns in the oil and gas industry have had, and may in the future have, a negative effect on the sales and profitability of oil service companies. Oil service companies depend upon the level of activity in oil and gas exploration and production for their revenues. Negative short-term and long-term trends in oil and gas prices affect the level of this activity. Factors that contribute to the volatility of oil and gas prices include the following:

•	the ability of the Organization of Petroleum Exporting Countries (OPEC) to set and maintain production levels and pricing;
•	the level of production in non-OPEC countries;
•	the demand for oil and gas, which is negatively impacted by economic downturns;
•	the policies of various governments regarding exploration and development of oil and gas reserves;
•	advances in exploration and development technology; and
•	the political environment of oil-producing regions.

Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, may decrease the market price of oil service stocks. For example, the war in Iraq and related events may cause disruptions in the supply of oil, which may adversely affect the business of the companies included in the Oil Service HOLDRS. There can also be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of oil service stocks. Similar declines in crude oil prices may adversely affect the business of the companies included in the Oil Service HOLDRS.

As a result of fluctuations in the trading prices of the companies included in the Oil Service HOLDRS, the trading price of Oil Service HOLDRS has fluctuated significantly. The initial offering price of Oil Service HOLDRS, on approximately February 11, 2001, was $96.42, and during 2006, the price of an Oil Service HOLDR reached a high of $167.45 and a low of $120.53.

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The oil service industry is exposed to significant and numerous operating hazards. Oil service companies’ operations are subject to hazards inherent in the oil and gas industry, such as fire, explosion, blowouts, loss of well control and oil spills. The occurrence of any of these events can cause personal injury or loss of life, damage to property, equipment, the environment and marine life, and delays to or suspension of operations. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services and personnel shortages. In addition, oil service companies with offshore drilling operations are subject to perils peculiar to marine operations, including capsizing of drilling rigs or other equipment, grounding, collision and loss or damage from severe weather; and insurance and indemnification agreements may not provide complete protection against these losses.

•	Oil service companies operate in a highly competitive and cyclical industry, with intense price competition. The oil service industry is highly competitive with numerous industry participants, none of which has a dominant market share at the present time. Drilling contracts are traditionally awarded on a competitive bid process. Intense price competition is often the primary factor in determining which qualified contractor is awarded a job. In addition, the oil service industry has historically been extremely cyclical. During periods of slower growth or depressed market conditions, oil service companies compete more aggressively for contracts that result in increased contractual liabilities and lower revenues.

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The revenues of oil service companies may be negatively affected by contract termination and renegotiation. Many of the companies included in the Oil Service HOLDRS provide drilling services. In the oil service industry, it is customary for contracts to provide for either automatic termination or termination at the option of the customer if the drilling unit is destroyed or lost or if drilling operations are suspended for a specified period of time as a result of events beyond the control of either party or because of breakdown of equipment. In periods of depressed market conditions, the customers of oil service companies may not honor the terms of existing contracts and may terminate contracts or seek to renegotiate contract rates and terms to reduce their obligations.

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The international operations of the companies included in the Oil Service HOLDRS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. The companies included in the Oil Service HOLDRS have international operations that are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

•	volatility in general economic, social and political conditions;
•	differing tax rates, tariffs, exchange controls or other similar restrictions;
•	inability to repatriate income or capital;
•	changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions;
•	reduction in the number or capacity of personnel in international markets; and
•	seizure of equipment.
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Oil service companies are subject to extensive federal, state, local and foreign regulatory laws, rules and regulations. Oil service companies are subject to extensive laws and regulations in various countries. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas for economic, environmental and other policy reasons may adversely affect the operations of oil service companies’ by limiting available drilling and other opportunities in the oil service industry. Oil service companies may also be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may significantly add to operating costs. Failure to comply with these laws and regulations could subject oil service companies to substantial civil and criminal penalties as well as potential court injunctions.

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Compliance with or breach of environmental laws can be costly for oil service companies. The operations of oil service companies are subject to regulations controlling the discharge of materials into the environment, requiring removal and cleanup of materials that may harm the environment or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have tended to become more stringent in recent years, and may in some cases render a company liable for environmental damage without regard to negligence of fault on the part of that company. These laws and regulations may expose oil service companies to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the operating results and financial condition of oil service companies included in the Oil Service HOLDERS.

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Many oil services companies are susceptible to adverse weather conditions in the regions in which they operate. As a result, the businesses of oil services companies may be adversely affected by severe weather in those regions where they have significant operations. Repercussions of severe weather conditions may include:

•	evacuation of personnel and curtailment of services;
•	weather related damage to offshore drilling rigs resulting in suspension of operations;
•	weather related damage to our facilities;
•	inability to deliver materials to jobsites in accordance with contract schedules; and
•	loss of productivity.

HIGHLIGHTS OF OIL SERVICE HOLDRS

This discussion highlights information regarding Oil Service HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Oil Service HOLDRS.

Issuer	Oil Service HOLDRS Trust.

The trust

The Oil Service HOLDRS Trust was formed under the depositary trust agreement, dated as of February 6, 2001 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Oil Service HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor	Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee

The Bank of New York, a New York state- chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Oil Service HOLDRS representing the underlying securities issued by the trust. The trustee holds the underlying securities on behalf of the holders of Oil Service HOLDRS.

Purpose of Oil Service HOLDRS	Oil Service HOLDRS are designed to achieve the following:

Diversification. Oil Service HOLDRS are designed to allow you to diversify your investments in the oil service industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

Flexibility. The beneficial owners of Oil Service HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Oil Service HOLDRS, and can cancel their Oil Service HOLDRS to receive each of the underlying securities represented by the Oil Service HOLDRS.

Transaction costs. The expenses associated with buying and selling Oil Service HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets

The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the oil service industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading “Description of the Depositary Trust Agreement—Distributions” and “—Reconstitution events.” There are currently 18 companies included in the Oil Service HOLDRS.

The trust’s assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Oil Service HOLDRS

The trust has issued, and may continue to issue, Oil Service HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust on your behalf. The Oil Service HOLDRS themselves are separate from the underlying securities that are represented by the Oil Service HOLDRS.

The following table provides:

• the names of the 18 issuers of the underlying securities currently represented by the Oil Service HOLDRS,

• the stock ticker symbols,

• the share amounts currently represented by a round-lot of 100 Oil Service HOLDRS, and

• the principal U.S. market on which the shares of common stock of the selected companies are traded.

Name of Company	Ticker	Share Amounts	Primary U.S. Trading Market
Baker Hughes Incorporated	BHI	21	NYSE
BJ Services Company	BJS	28	NYSE
Cameron International Corporation	CAM	8	NYSE
Diamond Offshore Drilling, Inc.	DO	11	NYSE
ENSCO International Incorporated	ESV	11	NYSE
GlobalSantaFe Corp.	GSF	19.975	NYSE
Grant Prideco, Inc.	GRP	9	NYSE
Halliburton Company	HAL	44	NYSE
Hanover Compressor Company	HC	5	NYSE
Nabors Industries Ltd.	NBR	24	NYSE
National-Oilwell Varco, Inc.	NOV	7	NYSE
Noble Corporation (1)	NE	11	NYSE
Rowan Companies, Inc.	RDC	8	NYSE
Schlumberger Ltd.	SLB	22	NYSE
Smith International, Inc.	SII	16	NYSE
Tidewater Inc.	TDW	5	NYSE
Transocean Inc.	RIG	18	NYSE
Weatherford International, Inc.	WFT	18	NYSE

(1) Effective September 4, 2007, deposits of Noble Corporation (NYSE ticker symbol “NE”) for creation of Oil Services HOLDRS will increase to 22 per round lot of 100 Oil Services HOLDRS due to a 2 for 1 stock split.

The companies whose securities were included in the Oil Service HOLDRS at the time Oil Service HOLDRS were originally issued generally were considered to be among the 20 largest and most liquid companies with U.S. traded common stock involved in the oil service industry, as measured by market capitalization and trading volume on December 12, 2000. The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock.

The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

The number of outstanding Oil Service HOLDRS will increase and decrease as a result of in- kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the required number of shares of common stock with the trustee.

Purchases	You may acquire Oil Service HOLDRS in two ways:

• through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

• through a cash purchase in the secondary trading market.

Issuance and cancellation fees

If you wish to create Oil Service HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Oil Service HOLDRS, The Bank of New York, as trustee, will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS.

Commissions

If you choose to deposit underlying securities in order to receive Oil Service HOLDRS you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees

The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Oil Service HOLDRS

You have the right to withdraw the underlying securities upon request by delivering a round- lot or integral multiple of a round-lot of Oil Service HOLDRS to the trustee, during the trustee’s business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the Oil Service HOLDRS themselves will not have voting rights.

Rights relating to the underlying securities

Oil Service HOLDRS represents your beneficial ownership of the underlying securities. Owners of Oil Service HOLDRS have the same rights and privileges as if they owned the underlying securities beneficially outside of Oil Service HOLDRS. These include the right to instruct the trustee to vote the underlying securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Oil Service HOLDRS and the right to surrender Oil Service HOLDRS to receive the underlying securities. Oil Service HOLDRS does not change your beneficial ownership in the underlying securities under United States federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934. As a result, you have the same obligations to file insider trading reports that you would have if you held the underlying securities outside of Oil Service HOLDRS. However, due to the nature of Oil Service HOLDRS, you will not be able to participate in any dividend reinvestment program of an issuer of underlying securities unless you cancel your Oil Service HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

A holder of Oil Service HOLDRS is not a registered owner of the underlying securities. In order to become a registered owner, a holder of Oil Service HOLDRS would need to surrender their Oil Service HOLDRS, pay the applicable fees and expenses, receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

You retain the right to receive any reports and communications that the issuers of underling securities are required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Oil Service HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Oil Service HOLDRS in “street name” through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underling securities other than in accordance with your instructions. The depositary trust agreement entitles you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor’s GICS sector classification that is different from the GICS sector classifications represented in the Oil Service HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit or may lapse.

There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying securities and the time such cash or other distributions are distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Oil Service HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

If you wish to participate in a tender offer for any of the underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must surrender your Oil Service HOLDRS (and pay the applicable fees and expenses) and receive all of your underlying securities in exchange for your Oil Service HOLDRS. For specific information about obtaining your underlying securities, you should read the discussion under the caption “Description of the Depositary Trust Agreement—Withdrawal of Underlying Securities.”

Ownership rights in fractional shares in the underlying securities

As a result of distributions of securities by companies included in the Oil Service HOLDRS or other corporate events, such as mergers, an Oil Service HOLDR may represent an interest in a fractional share of an underlying security. You are entitled to receive distributions proportionate to your fractional shares.

In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Oil Service HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Oil Service HOLDRS are outstanding and each round-lot of 100 Oil Service HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Oil Service HOLDRS. If holders of 50,000 round-lots of 100 Oil Service HOLDRS vote their underlying securities “yes” and holders of 50,001 round-lots of 100 Oil Service HOLDRS vote their underlying securities “no”, there will be 87,500 affirmative votes and 87,501.75 negative votes. The trustee will ignore the .75 negative votes and will deliver to the issuer 87,500 affirmative votes and 87,501 negative votes.

Reconstitution events	The depositary trust agreement provides for the automatic distribution of underlying securities from the Oil Service HOLDRS to you in the following four circumstances:

A.   If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

B.   If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

C.   If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, or other corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of Oil Service HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System. In any other case, the additional securities received will be deposited into the trust.

D.   If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the securities are delisted.

To the extent a distribution of underlying securities from the Oil Service HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

In addition, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor’s GICS sector classification that is different from the GICS sector classification of any other security then included in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined Standard & Poor’s GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Oil Service HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS or distributed to you.

Standard & Poor’s sector classifications	Standard & Poor’s Corporation is an independent source of market information that, among other things,

maintains the Global Industry Classification Standard, referred to herein as “GICS,” which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective as of January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector classification. The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination events

A.   The Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted.

B.   The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

C. Beneficial owners of at least 75% of outstanding Oil Service HOLDRS vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS surrendered, along with any taxes or other governmental charges, if any.

U.S. federal income tax consequences

The U.S. federal income tax laws will treat a U.S. holder of Oil Service HOLDRS as directly owning the underlying securities. The Oil Service HOLDRS themselves will not result in any U.S. federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing	The Oil Service HOLDRS are listed on the American Stock Exchange under the symbol “OIH.” On August 9, 2007, the last reported sale price of the Oil Service

HOLDRS on the American Stock Exchange was $170.50.

Trading	Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 Oil Service HOLDRS. Bid and ask prices, however, are quoted per single Oil Service HOLDR.

Clearance and settlement

Oil Service HOLDRS have been issued only in book-entry form. Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC’s usual rules and operating procedures. For further information see “Description of Oil Service HOLDRS.”

THE TRUST

General. This discussion highlights information about the Oil Service HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Oil Service HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading “Description of the Depositary Trust Agreement.”

The Oil Service HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 6, 2001. The Bank of New York is the trustee. The Oil Service HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

The Oil Service HOLDRS trust is intended to hold deposited shares for the benefit of owners of Oil Service HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2041, or earlier if a termination event occurs.

DESCRIPTION OF OIL SERVICE HOLDRS

The trust has issued Oil Service HOLDRS under the depositary trust agreement described in this prospectus under the heading “Description of the Depositary Trust Agreement.” The trust may issue additional Oil Service HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

You may only acquire, hold, trade and surrender Oil Service HOLDRS in a round-lot of 100 Oil Service HOLDRS and round-lot multiples. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Oil Service HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS.

Oil Service HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.”

Beneficial owners of Oil Service HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in “street name” outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, and the right to cancel Oil Service HOLDRS to receive the underlying securities. See “Description of the Depositary Trust Agreement.” Oil Service HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act.

The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Oil Service HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Oil Service HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Oil Service HOLDRS. Such cancellation will require payment of fees and expenses as described in “Description of the Depositary Trust Agreement—Withdrawal of underlying securities.”

Oil Service HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Oil Service HOLDRS are available only in book-entry form. Owners of Oil Service HOLDRS hold their Oil Service HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

DESCRIPTION OF THE UNDERLYING SECURITIES

Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under section 12 of the Securities Exchange Act. The issuers of the underlying securities were, at the time of selection, considered to be among the largest, most liquid companies involved in the oil service industry as measured by market capitalization and trading volume. The companies initially included in the Oil Service HOLDRS also met the following minimum selection criteria as of December 12, 2000:

•	Market capitalization equal to or greater than $500 million;
•	Average daily trading volume of at least 100,000 shares over the 60 trading days before December 12, 2000;
•

Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to December 12, 2000) of at least $5 million over the 60 trading days before December 12, 2000; and

•	A trading history of at least 90 calendar days.

The market capitalization of a company is determined by multiplying the market price of its common stock by the number of its outstanding shares of common stock. In determining whether a company was to be considered for inclusion in the Oil Service HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts’ reports and other independent market sources. The ultimate determination of the inclusion of the specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The Oil Service HOLDRS may no longer consist exclusively of securities issued by companies involved in various segments of the oil service industry. In addition, as a result of a reconstitution event, a distribution of securities, or other event the securities of a non-oil service company may be included in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security continues to have a leading market capitalization and will undertake to make adequate disclosure when necessary.

Underlying securities. For a list of the underlying securities represented by Oil Service HOLDRS, please refer to “Highlights of Oil Service HOLDRS—The Oil Service HOLDRS.” If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

No investigation. Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, has not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Oil Service HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See “Risk Factors” and “Where You Can Find More Information.” Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates.

General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer’s securities see “Annex A.”

The following table and graph set forth the composite performance of all of the 18 underlying securities currently represented by a single Oil Service HOLDR, measured at the close of the business day on March 21, 2000, and thereafter as of the end of each month through August 10, 2007. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

2000	Closing Price	2001	Closing Price	2002	Closing Price	2003	Closing Price
		January 31	88.05	January 31	58.69	January 31	54.64
March 21	73.22	February 28	87.06	February 28	62.21	February 28	57.78
March 31	81.70	March 30	80.23	March 28	68.88	March 31	55.01
April 28	80.55	April 30	92.17	April 30	71.51	April 30	55.20
May 31	86.44	May 31	88.41	May 31	71.22	May 30	64.17
June 30	83.31	June 29	70.11	June 28	61.33	June 30	60.12
July 31	81.69	July 31	64.33	July 31	52.81	July 31	55.87
August 31	93.53	August 31	55.51	August 30	53.63	August 29	60.70
September 29	92.47	September 28	47.13	September 30	50.04	September 30	57.49
October 31	80.35	October 31	57.31	October 31	53.94	October 31	56.13
November 30	67.52	November 30	55.32	November 29	58.82	November 28	55.21
December 29	86.19	December 31	60.95	December 31	57.41	December 31	62.03

2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January 30	67.76	January 31	88.95	January 31	155.79	January 31	136.88
February 27	72.89	February 28	97.58	February 28	136.22	February 28	136.11
March 31	70.37	March 31	96.35	March 31	147.19	March 30	145.96
April 30	69.46	April 29	89.01	April 28	157.57	April 30	156.76
May 28	66.28	May 31	93.22	May 31	152.23	May 31	169.17
June 30	72.24	June 30	102.04	June 30	149.43	June 29	174.83
July 30	74.92	July 29	113.06	July 31	145.77	July 31	178.10
August 31	73.50	August 31	119.47	August 31	134.87	August 9	170.21
September 30	81.95	September 30	123.82	September 29	129.83
October 29	81.18	October 31	117.27	October 31	134.03
November 30	86.08	November 30	124.81	November 30	146.09
December 31	85.20	December 30	128.80	December 29	139.79

DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

General. The depositary trust agreement, dated as of February 6, 2001, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Oil Service HOLDRS, provides that Oil Service HOLDRS will represent an owner’s undivided beneficial ownership interest in the common stock of the underlying companies.

The trustee. The Bank of New York serves as trustee for the Oil Service HOLDRS. The Bank of New York, which was founded in 1784, was New York’s first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

Issuance, transfer and surrender of Oil Service HOLDRS. You may create and cancel Oil Service HOLDRS only in round-lots of 100 Oil Service HOLDRS. You may create Oil Service HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Oil Service HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Oil Service HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Oil Service HOLDRS, the trust may require a minimum of more than one round-lot of 100 Oil Service HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Oil Service HOLDRS. Similarly, you must surrender Oil Service HOLDRS in integral multiples of 100 Oil Service HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Oil Service HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee’s normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

Voting rights. You will receive proxy solicitation materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

Under the depositary trust agreement, any beneficial owner of Oil Service HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning Oil Service HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Oil Service HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities in the Oil Service HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

You will be obligated to pay any tax or other charge that may become due with respect to Oil Service HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust’s record dates as close as possible to the record date fixed by the issuer of the underlying securities.

Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

Withdrawal of underlying securities. You may surrender your Oil Service HOLDRS and receive underlying securities during the trustee’s normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Oil Service HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Oil Service HOLDRS.

Further issuances of Oil Service HOLDRS. The depositary trust agreement provides for further issuances of Oil Service HOLDRS on a continuous basis without your consent.

Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

A.

If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

B.

If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Oil Service HOLDRS.

C.

If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Oil Service HOLDRS, only if the distributed securities have a different Standard & Poor’s GICS sector classification than any of the underlying securities represented in the Oil Service HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

D.

If an issuer’s underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

As provided in the depositary trust agreement, securities of a new company will be added to the Oil Service HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor’s GICS sector classification than the underlying securities represented in the Oil Service HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Oil Service HOLDRS. The trustee will review the Standard & Poor’s GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Oil Service HOLDRS will be distributed from the Oil Service HOLDRS to you.

Standard & Poor’s sector classifications. Standard & Poor’s Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor’s GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Oil Service HOLDRS are currently represented in the Energy GICS sector. The Standard & Poor’s GICS sector classifications of the securities included in the Oil Service HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor’s alters the criteria it uses to determine GICS sectors, or both.

Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Oil Service HOLDRS will surrender their Oil Service HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Oil Service HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Oil Service HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Oil Service HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Oil Service HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Oil Service HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Oil Service HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Oil Service HOLDRS.

Issuance and cancellation fees. If you wish to create Oil Service HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS. If you wish to cancel your Oil Service HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Oil Service HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

Commissions. If you choose to create or cancel Oil Service HOLDRS you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Oil Service HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Oil Service HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

Governing law. The depositary trust agreement and the Oil Service HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Oil Service HOLDRS.

The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Oil Service HOLDRS for:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;
•

a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a “U.S. receipt holder”); and

•

any individual, corporation, estate or trust that is neither a U.S. receipt holder nor a partnership (or entity treated as a partnership) for U.S. federal income tax purposes (a “non-U.S. receipt holder”).

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Oil Service HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Oil Service HOLDRS, and partners in such partnerships, should consult their tax advisors.

This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Oil Service HOLDRS as part of a conversion transaction, straddle or hedging or other integrated transaction, certain former citizens and residents of the United States and persons subject to U.S. estate, gift or alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Oil Service HOLDRS as “capital assets” (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Moreover, this discussion does not address Oil Service HOLDRS held by a partnership or other flow through entity for U.S. federal income tax purposes. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Oil Service HOLDRS

A U.S. receipt holder purchasing and owning Oil Service HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Oil Service HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a U.S. receipt holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the U.S. receipt holder receives the cash distribution from the trustee.

Qualified dividend income received in respect of Oil Service HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates, which are currently scheduled to expire on December 31, 2010. Qualified dividend income includes dividends received from domestic corporations and “qualified foreign corporations,” as such term is defined below under “Special considerations with respect to underlying securities of foreign issuers.” In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder’s holding period with respect to an underlying security may be tolled for any period in which such U.S. receipt holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Oil Service HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividends-received deduction in respect of dividends received from domestic corporations.

A U.S. receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Oil Service HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a U.S. receipt holder sells Oil Service HOLDRS, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A U.S. receipt holder’s gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Oil Service HOLDRS for cash in the secondary market, a U.S. receipt holder’s aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Oil Service HOLDRS. Similarly, with respect to sales of Oil Service HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Oil Service HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

The distribution of any securities by the trust upon the surrender of Oil Service HOLDRS, the occurrence of a reconstitution event or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The U.S. receipt holder’s aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The U.S. receipt holder’s holding period with respect to the distributed securities will include the period that the U.S. receipt holder held the securities through the trust.

Brokerage fees and custodian fees

The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a U.S. receipt holder includes this fee in its tax basis in the underlying securities. A U.S. receipt holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Oil Service HOLDRS will reduce the amount realized with respect to the underlying securities.

A U.S. receipt holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. receipt holder’s investment in the underlying securities and may be deductible. If a U.S. receipt holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution generally will not be eligible for the dividends-received deduction provided to corporations.

As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a “qualified foreign corporation” will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

•

a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

•	a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States (which includes the American Stock Exchange), and
•	a corporation that is incorporated in a possession of the United States but will not include a passive foreign investment company (as defined below).

If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

Subject to certain conditions and limitations, any foreign income tax withheld on dividends may be deducted from taxable income (provided the U.S. receipts holder does not elect to claim a credit for any foreign income taxes paid or accrued during that taxable year) or credited against a U.S. receipt holder’s U.S. federal income tax liability. The limitation on foreign income taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute “passive income” or, in the case of some U.S. receipt holders, “financial services income” for taxable years beginning before January 1, 2007. For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, “passive category income” and “general category income.” In addition, dividends distributed by a foreign issuer that constitute “financial services income” with respect to a U.S. receipt holder generally will be treated as constituting “general category income.” For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign-source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. Accordingly, if any foreign income taxes are withheld upon the sale of an underlying security of a foreign issuer, the availability of foreign tax credits with respect to such taxes may be limited unless the U.S. receipt holder has other foreign-source income. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, U.S. receipt holders of Oil Service HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the U.S. receipt holders of Oil Service HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a “passive foreign investment company” (a “PFIC”). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the U.S. receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

•	at least 75% of its gross income is “passive income;” or
•	on average at least 50% of the gross value of its assets is attributable to assets that produce “passive income” or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions.

If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Oil Service HOLDRS or of the underlying securities or upon the receipt of “excess distributions.” To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation’s income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder, then those dividends will be exempt from withholding tax, provided the non-U.S. receipt holder complies with applicable certification and disclosure requirements.

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder.

With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder’s dividends that are effectively connected with a U.S. trade or business or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or, where a tax treaty applies, dividends attributable to a U.S. permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non-U.S. receipt holder whose dividends are effectively connected or attributable to a U.S. permanent establishment may be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service ( the “IRS”).

A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Oil Service HOLDRS or of the underlying securities unless:

•

that gain is effectively connected with a U.S. trade or business conducted by the non-U.S. receipt holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the non-U.S. receipt holder,

•

in the case of any gain realized by an individual non-U.S. receipt holder, the non-U.S. receipt holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

•

the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be “regularly traded on an established securities market” or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently “regularly traded on an established securities market” although no assurances can be made that the securities will continue to be so traded.

Effectively connected gains or gains attributable to a U.S. permanent establishment generally will be subject to U.S. federal income taxation on a net income basis at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

Information returns will be filed with the IRS in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the Oil Service HOLDRS (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you are an exempt holder (such as a corporation or tax exempt entity) or provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on IRS Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS on a timely basis.

The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder’s or an issuer’s particular facts and circumstances. We recommend that investors consult their own tax advisors.

ERISA CONSIDERATIONS

Any plan fiduciary which proposes to have a plan acquire Oil Service HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Oil Service HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

PLAN OF DISTRIBUTION

In accordance with the depositary trust agreement, the trust issued Oil Service HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Oil Service HOLDRS. The trust delivered the initial distribution of Oil Service HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

Investors who purchase Oil Service HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Oil Service HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Oil Service HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

LEGAL MATTERS

Legal matters, including the validity of the Oil Service HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Oil Service HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Oil Service HOLDRS.

WHERE YOU CAN FIND MORE INFORMATION

Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Oil Service HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

The registration statement is available over the Internet at the SEC’s Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC’s public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC’s public reference facilities or accessed through the SEC’s Web site referenced above. However, some of the issuers of the underlying securities may be considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC’s Web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Oil Service HOLDRS. This prospectus relates only to Oil Service HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Oil Service HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Oil Service HOLDRS have been publicly disclosed.

ANNEX A

This annex forms an integral part of the prospectus. The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2002, 2003, 2004, 2005 and 2006, through August 9, 2007. The historical prices of the underlying securities should not be taken as an indication of future performance.

BAKER HUGHES INCORPORATED (BHI)

Baker Hughes Incorporated supplies wellbore-related products and technology services and systems to the worldwide oil and natural gas industry. Baker Hughes operates in two segments, Drilling and Evaluation and Completion and Production. The Drilling and Evaluation segment provides products and services used to drill and evaluate oil and natural gas wells. Its products include drilling fluids, completion fluids, drill bits, and fixed-cutter polycrystalline diamond compact bits. This segment also offers fluids environmental services; drilling and evaluation services, which include directional drilling, measurement-while-drilling, and logging-while-drilling services; and formation evaluation and wireline completion, and production services. The Completion and Production segment provides wellbore construction, cased-hole completions, sand control and wellbore intervention solutions, as well as offers oilfield chemical programs for drilling, well stimulation, production, pipeline transportation, and maintenance programs. This segment also provides electrical submersible pump systems and progressing cavity pump systems. In addition, the company offers permanent monitoring systems and chemical automation systems. Baker Hughes offers its products primarily through its sales organizations, as well as through supply stores, independent distributors, agents, licensees, or sales representatives.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	35.20	January	30.26	January	35.08	January	43.30	January	77.44	January	69.03
February	35.31	February	31.02	February	37.62	February	47.28	February	67.95	Februay	65.11
March	38.25	March	29.93	March	36.48	March	44.49	March	68.40	March	66.13
April	37.68	April	28.00	April	36.68	April	44.12	April	80.83	April	80.39
May	36.65	May	33.05	May	34.03	May	46.19	May	86.30	May	82.48
June	33.29	June	33.57	June	37.65	June	51.16	June	81.85	June	84.13
July	26.80	July	31.41	July	40.30	July	56.54	July	79.95	July	79.05
August	27.50	August	33.46	August	39.33	August	58.75	August	71.18
September	29.03	September	29.59	September	43.72	September	59.68	September	68.20
October	29.05	October	28.26	October	42.83	October	54.96	October	69.05
November	32.74	November	28.86	November	44.33	November	57.35	November	73.43
December	32.19	December	32.16	December	42.67	December	60.78	December	74.66

The closing price on August 9, 2007 was $79.41.

BJ SERVICES COMPANY (BJS)

BJ Services Company provides pressure pumping and other oilfield services to the petroleum industry. BJ Services also provides other oilfield services and products including, specialty chemicals, tubular services, process and pipeline services and completion tools and completion fluids services. The company provides pressure pumping services to independent oil and natural gas producing companies, as well as national oil companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	15.50	January	15.29	January	19.57	January	24.03	January	40.49	January	27.66
February	16.58	February	17.19	February	21.65	February	24.98	February	31.31	February	26.80
March	17.24	March	17.20	March	21.64	March	25.94	March	34.60	March	27.90
April	18.37	April	18.26	April	22.25	April	24.38	April	33.05	April	28.66
May	18.76	May	20.36	May	20.95	May	25.18	May	36.65	May	29.33
June	16.94	June	18.68	June	22.92	June	26.64	June	37.26	June	28.44
July	15.95	July	17.13	July	24.83	July	30.50	July	36.27	July	26.15
August	15.25	August	18.69	August	24.03	August	31.54	August	34.31
September	13.00	September	17.09	September	26.21	September	35.99	September	30.13
October	15.17	October	16.41	October	25.50	October	34.75	October	30.16
November	16.73	November	15.95	November	25.34	November	36.65	November	33.77
December	16.16	December	17.95	December	23.27	December	36.67	December	29.32

The closing price on August 9, 2007 was $26.00.

CAMERON INTERNATIONAL CORPORATION (CAM)

Cameron International Corporation provides flow equipment products, systems, and services to oil, gas, and process industries worldwide. The company has three segments. The Drilling and Production Systems segment provides systems and equipment to control pressures and direct flows of oil and gas wells. This segment also manufactures elastomers for pressure and flow control equipment; other petroleum industry applications; and petroleum, petrochemical, rubber molding, and plastics industries. The Valves and Measurement segment provides valves and measurement systems to control, direct, and measure the flow of oil and gas as they are moved from individual wellheads through flow lines, gathering lines, and transmission systems to refineries, petrochemical plants, and industrial centers for processing. The Compression Systems segment provides reciprocating and centrifugal compression equipment, and aftermarket parts and services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	21.26	January	48.47	January	20.85	January	28.21	January	48.39	January	52.50
February	22.45	February	26.00	February	22.11	February	28.85	February	40.50	February	56.72
March	25.26	March	24.76	March	22.03	March	28.61	March	44.08	March	62.79
April	27.42	April	23.93	April	24.18	April	27.47	April	50.24	April	64.57
May	28.14	May	27.30	May	22.77	May	29.56	May	46.90	May	70.90
June	24.21	June	25.19	June	24.35	June	31.03	June	47.77	June	71.47
July	21.50	July	23.91	July	25.55	July	35.49	July	50.41	July	78.00
August	22.42	August	24.28	August	25.47	August	36.08	August	47.92
September	20.88	September	23.11	September	27.42	September	36.97	September	48.31
October	23.31	October	21.41	October	23.62	October	36.87	October	50.10
November	25.63	November	21.71	November	26.10	November	39.82	November	54.32
December	24.91	December	23.30	December	26.91	December	41.40	December	53.05

The closing price on August 9, 2007 was $76.52.

DIAMOND OFFSHORE DRILLING, INC. (DO)

Diamond Offshore Drilling, Inc., together with its subsidiaries, operates as an offshore oil and gas drilling contractor worldwide. The company offers a range of services in various markets, including the deep water, harsh environment, conventional semisubmersible, and jack-up markets. As of December 31, 2006, the company operated a fleet of 44 offshore rigs, including 30 semisubmersibles, 13 jack-ups, and 1 drillship. Its customers include primarily oil and gas companies and government-owned oil companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.78	January	21.32	January	22.70	January	43.77	January	84.87	January	84.44
February	28.97	February	21.95	February	25.01	February	49.50	February	77.39	February	77.82
March	31.26	March	19.41	March	24.19	March	49.90	March	89.50	March	80.95
April	31.12	April	18.64	April	22.56	April	44.11	April	90.77	April	85.60
May	33.73	May	22.74	May	22.59	May	47.25	May	85.74	May	94.37
June	28.50	June	20.99	June	23.83	June	53.43	June	83.93	June	101.56
July	23.40	July	19.46	July	24.44	July	57.06	July	78.93	July	103.18
August	22.34	August	20.20	August	25.42	August	59.06	August	72.48
September	19.95	September	19.10	September	32.99	September	61.25	September	72.37
October	20.90	October	18.45	October	33.80	October	56.46	October	69.23
November	22.44	November	17.55	November	37.46	November	62.58	November	77.62
December	21.85	December	20.51	December	40.05	December	69.56	December	79.94

The closing price on August 9, 2007 was $94.67.

ENSCO INTERNATIONAL INCORPORATED (ESV)

ENSCO International Incorporated (ENSCO) is an international offshore contract drilling company that drills and completes oil and gas wells throughout the world. The company’s offshore contract drilling operations include exploration, development, and production of oil and natural gas, as well as the provision of offshore drilling services to the international oil and gas industry. The company’s customer base includes major international, government-owned and independent oil and gas companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	23.80	January	26.94	January	28.50	January	34.23	January	51.12	January	50.87
February	25.47	February	27.98	February	29.37	February	40.28	February	44.69	February	50.05
March	30.14	March	25.51	March	28.17	March	37.66	March	51.45	March	54.40
April	33.76	April	25.40	April	27.37	April	32.60	April	53.49	April	56.38
May	32.75	May	30.00	May	26.64	May	33.30	May	49.99	May	60.57
June	27.26	June	26.90	June	29.10	June	35.75	June	46.02	June	61.01
July	25.85	July	25.07	July	30.11	July	40.38	July	46.22	July	61.07
August	26.67	August	27.95	August	29.16	August	40.86	August	44.69
September	25.04	September	26.82	September	32.62	September	46.59	September	43.83
October	27.04	October	26.35	October	30.55	October	45.59	October	48.97
November	27.98	November	25.30	November	31.31	November	47.36	November	51.86
December	29.45	December	27.17	December	31.74	December	44.35	December	50.06

The closing price on August 9, 2007 was $55.57.

GLOBALSANTAFE CORPORATION (GSF)

GlobalSantaFe Corporation operates as an offshore oil and gas drilling company. GlobalSantaFe provides oil and gas contract drilling services to the oil and gas industry worldwide on a daily rate basis. In addition, GlobalSantaFe provides offshore oil and gas drilling management services, as well as drilling engineering and drilling project management services. The company also participates in oil and gas exploration and production activities.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.37	January	21.73	January	27.30	January	35.36	January	61.05	January	58.01
February	27.65	February	22.25	February	29.50	February	37.50	February	55.34	February	57.61
March	32.70	March	20.65	March	27.77	March	37.04	March	60.75	March	61.68
April	35.09	April	21.16	April	26.37	April	33.60	April	61.21	April	63.93
May	33.75	May	24.88	May	25.13	May	36.64	May	60.13	May	68.30
June	27.35	June	23.34	June	26.50	June	40.80	June	57.75	June	72.25
July	22.54	July	22.25	July	27.40	July	44.99	July	54.93	July	71.71
August	22.00	August	24.80	August	27.88	August	46.88	August	49.22
September	22.35	September	23.95	September	30.65	September	45.62	September	49.99
October	23.90	October	22.51	October	29.50	October	44.55	October	51.90
November	25.62	November	21.50	November	31.40	November	45.36	November	60.00
December	24.32	December	24.83	December	33.11	December	48.15	December	58.78

The closing price on August 9, 2007 was $67.20.

GRANT PRIDECO, INC. (GRP)

Grant Prideco, Inc., together with its subsidiaries, engages in the development of drill stem technology and the manufacture, sale, and service of drill pipes, and drill bit technology and specialty tools worldwide. The company also provides engineered connections and premium tubular products and services. The company operates through three segments: Drilling Products and Services, ReedHycalog, and Tubular Technology and Services. The Drilling Products and Services segment manufactures and sells various drill stem products, such as drill pipe products, drill collars and heavyweight drill pipes, and drill stem accessories used for the drilling of oil and gas wells. The ReedHycalog segment designs, manufactures, and distributes fixed-cutter bits and roller-cone bits, hole-opening or hole-enlarging tools, coring services, and other related technology to the oil and gas industry. The Tubular Technology and Services segment provides various premium threaded connections for casing, production tubing, and other accessory equipment. This segment also manufactures and sells premium casing for use with third-party connections, as well as supplies tubulars and threaded connections for the large-bore tubular market. The company’s customers include drilling contractors, oil country tubular goods distributors, independent and state-owned oil companies, and other oilfield service companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	9.45	January	10.65	January	13.60	January	19.60	January	50.09	January	39.18
February	12.51	February	12.12	February	15.17	February	24.16	February	40.47	February	43.30
March	13.68	March	12.06	March	15.50	March	24.16	March	42.84	March	49.84
April	16.00	April	11.41	April	15.25	April	22.15	April	51.20	April	51.54
May	15.00	May	13.95	May	15.51	May	24.02	May	48.04	May	56.79
June	13.60	June	11.75	June	18.46	June	26.45	June	44.75	June	53.83
July	9.99	July	10.75	July	18.89	July	32.10	July	45.51	July	56.10
August	9.81	August	11.60	August	18.27	August	36.86	August	41.53
September	8.54	September	10.19	September	20.49	September	40.65	September	38.03
October	9.66	October	11.34	October	20.56	October	38.89	October	37.77
November	10.23	November	11.65	November	21.55	November	38.39	November	43.82
December	11.64	December	13.02	December	20.05	December	44.12	December	39.77

The closing price on August 9, 2007 was $52.57.

HALLIBURTON COMPANY (HAL)

Halliburton Company provides engineering, construction and maintenance services to energy, industrial and government customers worldwide. Haliburton operates in six segments: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Government and Infrastructure and Energy and Chemicals. The Production Optimization segment primarily tests, measures, and provides means to manage well production in the energy sector. The Fluid Systems segment provides services and technologies to assist in the drilling and construction of oil and gas wells. The Drilling and Formation Evaluation segment primarily engages in drilling and evaluating the formations related to bore-hole construction and initial oil and gas formation evaluation. The Digital and Consulting Solutions segment provides integrated exploration and production software information systems, consulting services, real-time operations, subsea operations, value-added oilfield project management and other integrated solutions. The Government and Infrastructure segment operates as government logistics and services contractors with civil infrastructure capabilities. The Energy and Chemicals segment provides engineering, procurement, construction, technology and services for the energy and chemicals industries.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	13.75	January	18.76	January	30.15	January	41.13	January	79.62	January	29.54
February	16.50	February	20.26	February	31.96	February	43.97	February	34.00	February	30.92
March	17.07	March	20.73	March	30.39	March	43.25	March	36.51	March	31.74
April	16.99	April	21.41	April	29.80	April	41.59	April	39.08	April	31.77
May	18.55	May	23.87	May	29.04	May	42.74	May	37.30	May	35.95
June	15.94	June	23.00	June	30.26	June	47.82	June	37.11	June	34.50
July	13.20	July	22.17	July	31.75	July	56.05	July	33.36	July	36.02
August	15.20	August	24.18	August	29.17	August	62.00	August	32.62
September	12.91	September	24.25	September	33.69	September	68.52	September	28.45
October	16.18	October	23.88	October	37.04	October	59.10	October	32.35
November	21.37	November	23.35	November	41.35	November	63.65	November	33.74
December	18.71	December	26.00	December	39.24	December	61.96	December	31.05

The closing price on August 9, 2007 was $33.44.

HANOVER COMPRESSOR COMPANY (HC)

Hanover Compressor Company, together with its subsidiaries, engages in the fabrication, sale, and rental of equipment for oil and natural gas production, processing, and transportation applications in the United States and internationally. The company offers natural gas compression units and accessories and oil and gas production and processing equipment, as well as provides gas processing and treating and oilfield power generation services. The company also offers engineering, procurement, and construction services primarily related to the manufacturing of critical process equipment for refinery and petrochemical facilities, and construction of evaporators and brine heaters for desalination plants and tank farms. In addition, it provides a range of services to support the surface production from installation and normal maintenance to full operation of assets and surface equipment. Hanover serves independent oil and gas producers and distributors, as well as national oil and gas companies

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	15.60	January	9.33	January	12.47	January	14.18	January	16.56	January	19.35
February	17.55	February	8.09	February	12.12	February	13.24	February	15.28	February	21.94
March	17.99	March	6.50	March	12.09	March	12.07	March	18.62	March	22.25
April	18.85	April	8.41	April	12.30	April	10.37	April	20.16	April	21.63
May	13.08	May	11.24	May	10.47	May	10.43	May	17.97	May	25.00
June	13.50	June	11.30	June	11.90	June	11.51	June	18.78	June	23.85
July	8.81	July	9.59	July	11.74	July	14.54	July	19.00	July	23.83
August	11.30	August	10.38	August	11.53	August	15.11	August	18.82
September	8.30	September	9.90	September	13.45	September	13.86	September	18.22
October	10.49	October	10.60	October	13.02	October	12.86	October	18.52
November	11.48	November	9.52	November	14.60	November	13.52	November	19.75
December	9.18	December	11.15	December	14.13	December	14.11	December	18.89

The closing price on August 9, 2007 was $23.84.

NABORS INDUSTRIES LTD. (NBR)

Nabors Industries, Inc. conducts oil, gas and geothermal land drilling operations worldwide. Nabors provides drilling, well overhaul, well servicing and related services. The company provides ancillary well-site services, including oilfield management, engineering, transportation, maintenance, drilling instrumentation systems, rig-reporting software and other support services. In addition, the company manufactures and leases or sells top drives for a range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment, and rig reporting software. The company also has investments in oil and gas exploration, development, and production activities. The company’s customers include oil and gas companies, foreign national oil and gas companies, and independent oil and gas companies.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	15.66	January	18.43	January	22.00	January	25.20	January	40.63	January	30.28
February	17.74	February	19.83	February	23.68	February	28.70	February	32.98	February	29.96
March	21.13	March	19.94	March	22.88	March	29.57	March	35.79	March	29.67
April	22.78	April	19.60	April	22.18	April	26.94	April	37.33	April	32.12
May	21.95	May	22.54	May	20.70	May	27.56	May	35.91	May	34.94
June	17.65	June	19.77	June	22.61	June	30.31	June	33.79	June	33.38
July	15.26	July	17.90	July	23.25	July	32.73	July	35.32	July	29.24
August	16.51	August	20.08	August	22.05	August	33.50	August	32.88
September	16.38	September	18.63	September	23.68	September	35.92	September	29.75
October	17.49	October	18.90	October	24.56	October	34.32	October	30.88
November	17.70	November	18.56	November	26.00	November	35.01	November	33.76
December	17.64	December	20.75	December	25.65	December	37.88	December	29.78

The closing price on August 9, 2007 was $29.75.

NATIONAL-OILWELL VARCO, INC. (NOV)

National Oilwell Varco, Inc. engages in the design, construction, manufacture, and sale of systems, components, and products to the oil and gas industry worldwide. The company operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment produces and sells systems for the drilling, completion, and servicing of oil and gas wells. The Petroleum Services & Supplies segment offers various consumable goods and services used to drill, complete, remediate, and workover oil and gas wells and service pipelines, flowlines, and other oilfield tubular goods. This segment also provides oilfield tubular services, including the provision of inspection and internal coating services, and equipment for drillpipe, linepipe, tubing, casing, and pipelines; and engages in the design, manufacture, and sale of coiled tubing pipes and composite pipes for applications in corrosive environments. The Distribution Services segment offers maintenance, support, repair, and operating supplies; and spare parts to drill site and production locations. National Oilwell Varco serves drilling contractors, shipyards and other rig fabricators, well servicing companies, national oil companies, independent oil and gas companies, supply stores, and pipe-running service providers.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	19.05	January	20.43	January	25.71	January	36.88	January	76.07	January	60.64
February	20.91	February	22.50	February	29.71	February	45.34	February	60.88	February	69.64
March	25.33	March	22.39	March	28.28	March	46.70	March	64.12	March	77.79
April	26.57	April	20.99	April	27.92	April	39.74	April	68.97	April	84.85
May	25.54	May	24.32	May	27.68	May	45.00	May	66.06	May	94.95
June	21.05	June	22.00	June	31.49	June	47.54	June	63.32	June	104.24
July	17.28	July	18.40	July	33.45	July	52.35	July	67.04	July	120.11
August	18.92	August	19.58	August	29.90	August	64.21	August	65.30
September	19.38	September	18.14	September	33.86	September	65.80	September	58.55
October	20.85	October	19.07	October	33.71	October	62.47	October	60.40
November	21.75	November	19.24	November	36.20	November	60.62	November	66.51
December	21.84	December	22.36	December	35.29	December	62.70	December	61.18

The closing price on August 9, 2007 was $110.94.

NOBLE CORPORATION (NE)

Noble Corporation is a provider of diversified services for the oil and gas industry. Noble performs contract-drilling services through its offshore drilling units located in various markets throughout the world. The company also provides labor contract drilling services, well site and project management services and engineering services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	31.97	January	34.28	January	37.10	January	53.35	January	80.44	January	74.95
February	35.23	February	36.30	February	40.60	February	57.07	February	73.91	February	70.22
March	41.39	March	31.42	March	38.42	March	56.21	March	81.10	March	78.68
April	43.35	April	30.95	April	37.16	April	50.90	April	78.94	April	84.21
May	42.82	May	35.66	May	34.46	May	56.62	May	69.53	May	92.39
June	38.60	June	34.30	June	37.89	June	61.51	June	74.42	June	97.52
July	32.40	July	32.87	July	38.72	July	67.18	July	71.75	July	102.46
August	31.07	August	36.18	August	40.22	August	71.30	August	65.39
September	31.00	September	33.99	September	44.95	September	68.46	September	64.18
October	32.32	October	34.33	October	45.68	October	64.38	October	70.10
November	33.95	November	34.58	November	48.45	November	72.07	November	77.25
December	35.15	December	35.78	December	49.74	December	70.54	December	76.15

The closing price on August 9, 2007 was $94.15.

ROWAN COMPANIES, INC. (RDC)

Rowan Companies, Inc. provides international and domestic contract drilling. The Company also operates a mini-steel mill, a manufacturing facility that produces heavy equipment and a drilling products group designs and builds mobile offshore jack-up drilling rigs. Rowan provides its contract drilling services primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, eastern Canada, Texas and Louisiana. Rowan’s mini-steel mill recycles scrap and produces steel plate, and its manufacturing operation produces heavy equipment for the mining, timber and transportation industries. In addition, the company offers component manufacturing, rig repair, and design engineering services; designs and manufactures mud pumps; develops drilling systems components, such as drawworks, rotary tables, and top drives; and designs and manufactures variable speed AC motors frequency drive systems and other electrical components for the oil and gas, marine, mining, and dredging industries.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	18.03	January	20.63	January	22.88	January	28.16	January	44.83	January	32.89
February	18.65	February	19.63	February	23.50	February	31.68	February	40.25	February	30.61
March	23.04	March	19.66	March	21.09	March	29.93	March	43.96	March	32.47
April	25.38	April	20.50	April	22.30	April	26.53	April	44.33	April	36.64
May	25.70	May	23.94	May	21.98	May	27.50	May	39.82	May	39.48
June	21.45	June	22.40	June	24.33	June	29.71	June	35.59	June	40.98
July	19.57	July	21.95	July	24.42	July	34.16	July	33.87	July	42.19
August	20.58	August	25.04	August	24.32	August	37.20	August	34.20
September	18.64	September	24.58	September	26.40	September	35.49	September	31.63
October	20.39	October	23.95	October	25.53	October	32.99	October	33.38
November	21.30	November	21.17	November	25.90	November	35.88	November	36.02
December	22.70	December	23.17	December	25.90	December	35.64	December	33.20

The closing price on August 9, 2007 was $38.26.

SCHLUMBERGER LTD. (SLB)

Schlumberger Limited, an oilfield services company, supplies technology, project management and information solutions to oil and gas industry in the United States and internationally. The company operates in two segments, Schlumberger Oilfield Services and WesternGeco. The Schlumberger Oilfield Services segment supplies a range of technology services and solutions to the international petroleum industry. This segment provides exploration and production services required during the life of an oil and gas reservoir. The WesternGeco segment provides reservoir imaging, monitoring and development services.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	28.20	January	18.85	January	30.59	January	34.02	January	63.73	January	63.49
February	29.11	February	20.81	February	32.24	February	37.73	February	57.50	February	62.80
March	29.41	March	19.01	March	31.92	March	35.24	March	63.29	March	69.10
April	27.38	April	20.97	April	29.26	April	34.21	April	69.14	April	73.83
May	25.82	May	24.31	May	28.58	May	34.19	May	65.57	May	77.87
June	23.25	June	23.79	June	31.75	June	37.97	June	65.11	June	84.94
July	21.46	July	22.54	July	32.16	July	41.87	July	66.85	July	94.72
August	21.61	August	24.76	August	30.90	August	43.12	August	61.30
September	19.23	September	24.20	September	33.65	September	42.19	September	62.03
October	20.06	October	23.49	October	31.47	October	45.39	October	63.08
November	22.13	November	23.46	November	32.81	November	47.87	November	68.48
December	21.05	December	27.36	December	33.47	December	48.58	December	63.16

The closing price on August 9, 2007 was $92.20.

SMITH INTERNATIONAL, INC. (SII)

Smith International, Inc. provides products and services to the oil and gas exploration and production industry worldwide. The company operates through two segments, Oilfield and Distribution. The Oilfield segment offers products and engineering services, including drilling and completion fluid systems, solids-control and separation equipment, waste-management services, and oilfield production chemicals; three-cone drill bits, diamond drill bits, and turbine products; and tubulars, fishing services, drilling tools, underreamers, casing exit and multilateral systems, packers, and liner hangers for drilling, workover, well completion, and well re-entry operations. The Distribution segment markets pipe, valves, and fittings, as well as mill, safety, and other maintenance products to the energy, refining, petrochemical, power generation, and mining industries through a network of supply branches, service centers, and sales offices. This segment also provides warehouse management, vendor integration, and various surplus and inventory management services, as well as distributes maintenance, repair, and operating supplies and equipment; and line pipe and automated valve products, including valve, actuator, and control packages.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	27.52	January	31.84	January	48.46	January	29.60	January	45.00	January	39.68
February	32.33	February	34.86	February	50.67	February	32.13	February	38.73	February	41.00
March	33.88	March	35.23	March	53.51	March	31.37	March	38.96	March	48.05
April	35.03	April	35.56	April	54.75	April	29.09	April	42.23	April	52.44
May	36.69	May	40.89	May	49.93	May	29.38	May	40.96	May	55.51
June	34.10	June	36.74	June	55.76	June	31.85	June	44.47	June	58.64
July	31.61	July	35.84	July	58.28	July	33.97	July	44.57	July	61.41
August	32.45	August	39.09	August	56.98	August	34.74	August	41.97
September	29.31	September	35.98	September	60.73	September	33.31	September	38.80
October	31.26	October	37.23	October	29.04	October	32.40	October	39.48
November	34.00	November	37.54	November	30.29	November	37.79	November	42.36
December	32.62	December	41.52	December	27.21	December	37.11	December	41.07

The closing price on August 9, 2007 was $60.44.

TIDEWATER INC. (TDW)

Tidewater Inc. provides services and equipment to the offshore energy industry through its offshore service vessels. Tidewater provides services supporting all phases of offshore exploration, development and production including: towing of and anchor-handling of mobile drilling rigs and equipment, transporting supplies and personnel necessary to sustain drilling, workover and production activities, assisting in offshore construction activities, and a variety of specialized services including pipe laying, cable laying and 3-D seismic work. The company primarily operates in the U.S. Gulf of Mexico, the Persian Gulf, the Caspian Sea, and areas offshore Australia, Brazil, Egypt, India, Indonesia, Malaysia, Mexico, Trinidad, Venezuela, and West Africa.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	34.25	January	29.10	January	32.05	January	38.76	January	58.42	January	51.57
February	38.98	February	30.62	February	33.23	February	41.27	February	52.25	February	51.97
March	42.35	March	28.72	March	28.13	March	38.86	March	55.23	March	58.58
April	43.50	April	26.90	April	28.21	April	34.47	April	58.24	April	63.21
May	40.75	May	33.02	May	27.64	May	34.60	May	50.72	May	66.00
June	32.92	June	29.37	June	29.80	June	38.12	June	49.20	June	70.88
July	26.92	July	26.70	July	30.35	July	40.37	July	47.71	July	68.42
August	28.50	August	28.72	August	29.18	August	44.54	August	47.61
September	26.99	September	28.30	September	32.55	September	48.67	September	44.19
October	28.17	October	27.41	October	30.93	October	45.96	October	49.73
November	30.93	November	27.61	November	33.93	November	45.20	November	55.33
December	31.10	December	29.88	December	35.61	December	44.46	December	48.36

The closing price on August 9, 2007 was $62.48.

TRANSOCEAN INC. (RIG)

Transocean, Inc. provides offshore contract drilling services for oil and gas wells. The company contracts drilling rigs, related equipment, and work crews primarily on dayrate basis to drill oil and gas wells with a focus on deepwater and harsh environment drilling services. As of February 2, 2007, the company owned and operated 82 mobile offshore and barge drilling units, including 33 high-specification semisubmersibles and drillships, 20 floaters, 25 jackup rigs, and 4 other rigs. The company also provides other integrated services. Transocean primarily operates in the Far East, India, U.S. Gulf of Mexico, United Kingdom, Nigeria, the Mediterranean and Middle East, Brazil, Norway, other West African countries, Australia, Canada, the Caspian Sea, and Venezuela.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	30.64	January	22.77	January	26.94	January	44.00	January	81.15	January	77.37
February	28.01	February	22.70	February	29.48	February	48.48	February	74.18	February	76.62
March	33.25	March	20.45	March	27.89	March	51.46	March	80.30	March	81.70
April	35.50	April	19.05	April	27.77	April	46.37	April	81.07	April	86.20
May	38.17	May	23.37	May	26.73	May	49.81	May	81.37	May	98.24
June	31.15	June	21.97	June	28.94	June	53.97	June	80.32	June	105.98
July	25.50	July	19.57	July	28.40	July	56.43	July	77.23	July	107.45
August	24.50	August	21.12	August	30.70	August	59.04	August	66.75
September	20.80	September	20.00	September	35.78	September	61.31	September	73.23
October	21.98	October	19.19	October	35.25	October	57.49	October	72.54
November	24.30	November	19.38	November	40.27	November	63.84	November	77.95
December	23.20	December	24.01	December	42.39	December	69.69	December	80.89

The closing price on August 9, 2007 was $100.94.

WEATHERFORD INTERNATIONAL, INC. (WFT)

Weatherford International, Ltd. provides equipment and services used for the drilling, completion, and production of oil and natural gas wells in the United States. The company operates through four divisions: Evaluation, Drilling & Intervention Services; Completion & Production Systems; Precision Drilling International; and Pipeline & Specialty Services. The Evaluation, Drilling & Intervention Services division provides a range of oilfield products and services, including drilling services and equipment; cased hole and open hole wireline services; well construction and installation services; cementing products and equipment; underbalanced systems; fishing and intervention services; liner systems; and expandable solid tubular systems. The Completion & Production Systems division designs, manufactures, sells, and services a line of artificial lift equipment, including progressing cavity pumps, reciprocating rod lift systems, gas lift systems, and electrical submersible pumps. The Precision Drilling International division provides light, medium, and heavy duty land drilling rigs; drilling and maintenance crews and supervisory personnel; and camp and catering services. The Pipeline & Specialty Services division provides pipeline services. The company serves oil and natural gas exploration and production industry.

2002	Closing Price	2003	Closing Price	2004	Closing Price	2005	Closing Price	2006	Closing Price	2007	Closing Price
January	38.49	January	37.16	January	40.32	January	27.14	January	44.78	January	40.38
February	46.10	February	40.04	February	44.80	February	29.81	February	43.12	February	40.10
March	47.63	March	37.77	March	42.03	March	28.97	March	45.75	March	45.10
April	49.87	April	40.23	April	43.48	April	26.08	April	52.93	April	52.49
May	50.35	May	45.35	May	41.51	May	26.28	May	52.04	May	54.34
June	43.20	June	41.90	June	44.98	June	28.99	June	49.62	June	55.24
July	40.56	July	36.27	July	46.78	July	31.64	July	46.84	July	55.33
August	40.84	August	37.58	August	46.34	August	33.85	August	43.00
September	37.14	September	37.78	September	51.62	September	34.33	September	41.72
October	40.04	October	34.75	October	26.13	October	31.30	October	41.08
November	40.34	November	32.78	November	26.69	November	34.76	November	44.91
December	39.93	December	36.00	December	25.65	December	36.20	December	41.79

The closing price on August 9, 2007 was $55.44.

1,000,000,000 Depositary Receipts

Oil Service HOLDRSSM Trust

___________________________________

PROSPECTUS

___________________________________

August 14, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

See Exhibit Index.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2007.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	*
	Name:	Joseph F. Regan
	Title:	First Vice President, Chief Financial Officer and Controller

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 14, 2007.

	Signature	Title

	*	Chief Executive Officer, Chairman of the Board
Robert J. McCann

	*	Director
Carlos M. Morales

	*	Director
Candance E. Browning

	*	Director
Gregory J. Fleming

	*	Chief Financial Officer and Controller
Joseph F. Regan

*By:	/s/ Mitchell M. Cox	Attorney-in-Fact
Mitchell M. Cox

INDEX TO EXHIBITS

Exhibits

*4.1

Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*5.1

Opinion of Shearman & Sterling LLP regarding the validity of the Oil Service HOLDRS Receipts, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.1

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on January 5, 2001 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*8.2

Opinion of Shearman & Sterling LLP, as special U.S. tax counsel, regarding the material federal income tax consequences, filed on July 9, 2003 as an exhibit to Amendment No. 3 to the registration statement filed on Form S-1 for Oil Service HOLDRS.

*24.1	Power of Attorney (included in Part II of Registration Statement), filed on December 15, 2000 as an exhibit to the registration statement filed on Form S-1 for Oil Service HOLDRS.
*24.2	Power of Attorney of John J. Fosina, E. Stanley O’Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.
*24.3	Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales.
*24.4	Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.
*24.5	Power of Attorney of Robert J. McCann and Joseph F. Regan.

__________________

* Previously filed.

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